UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

August 23, 2007

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12130 State Highway 3, Building 1
Webster, Texas 77598
(Address of principal executive offices, including zip code)

(713) 558-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a material Definitive Agreement

On Thursday, August 23, 2007, Astrotech Space Operations, a subsidiary of Spacehab, Inc., entered into an amendment to its contract to design and build a payload processing facility to support five-meter payload fairing processing at Vandenberg Air Force Base CA.  As a result of this amendment, Astrotech Space Operations will receive an additional $14.2 million in fees.  Included in this amendment is a penalty clause for late completion of the contract.   For each 30 day period that Astrotech Space Operations is late in completion of the project, the penalty is$1.0 million, not to exceed $3 million in the aggregate.

The Company previously disclosed entry into this agreement in its November 3, 2006 Form 8K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

August 28, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer